Exhibit (h)(4)(xii)

AMENDMENT No. 12

to

Transfer Agency and Service Agreement

between

1290 Funds

and SS&C GIDS, Inc.

This Amendment is made this 27th day of November 2023 to be effective November 29, 2023 (the “Effective Date”) between SS&C GIDS, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series as reflected on Schedule A (the “1290 Funds”), and the Transfer Agent are parties to a Transfer Agency and Services Agreement dated October 29, 2014, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 12”).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto effective as of November 29, 2023.

2.	SS&C GIDS, Inc. is successor in interest to DST Asset Manager Solutions, Inc. Any reference to DST Asset Manager Solutions, Inc. in the Agreement shall be replaced with SS&C GIDS, Inc.

3.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “November 29, 2023 Amendment”) except as specifically revised by this Amendment.

4.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this November 29, 2023 Amendment to be executed by a duly authorized officer as of the date and year first above written.

1290 FUNDS	SS&C GIDS, INC.

By: /s/ Brian Walsh	By: /s/ Nick Wright

Name: Brian Walsh	Name: Nick Wright

Title: Chief Financial Officer	Title: Authorized Signatory

As an Authorized Officer on behalf of each of the Entities

Individually and not Jointly as listed on Schedule A

EQ ADVISORS TRUST

By: /s/Brian Walsh

Name: Brian Walsh

Title: Chief Financial Officer

As an Authorized Officer on behalf of each of the Entities

Individually and not Jointly as listed on Schedule A

SCHEDULE A

November 29, 2023

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Avantis U.S. Large Cap Growth Fund
1290 Diversified Bond Fund
1290 Essex Small Cap Growth Fund
1290 GAMCO Small/Mid Cap Value Fund
1290 High Yield Bond Fund
1290 Loomis Sayles Multi-Asset Income Fund
1290 Multi-Alternative Strategies Fund
1290 Retirement 2020 Fund
1290 Retirement 2025 Fund
1290 Retirement 2030 Fund
1290 Retirement 2035 Fund
1290 Retirement 2040 Fund
1290 Retirement 2045 Fund
1290 Retirement 2050 Fund
1290 Retirement 2055 Fund
1290 SmartBeta Equity Fund

EQ Advisors Trust	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio, Class IB
1290 V GAMCO Small Company Value Portfolio, Class IB
1290 VT Micro Cap Portfolio, Class IB
1290 VT Smart Beta Equity ESG Portfolio, Class IB
1290 VT Socially Responsible Portfolio, Class IB